Exhibit (a)(1)

Delaware The First State Page 1 I, KRISTOPHER E. KNIGHT, ACTING SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “ADVISORSHARES TRUST” AS RECEIVED AND FILED IN THIS OFFICE. THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED: CERTIFICATE OF STATUTORY TRUST REGISTRATION, FILED THE FIRST DAY OF AUGUST, A.D. 2007, AT 6:51 O`CLOCK P.M. AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID STATUTORY TRUST, “ADVISORSHARES TRUST”. 4400508 8100H Authentication: 202733041 SR# 20250187759 Date: 01-21-25 You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporation Delivered 07:41 08/01/2007 FILED 06:51 PM 08/01/2007 SRV 070881580 - 4400508 FILE CERTIFICATE OF TRUST of AdvisorShares Trust This Certificate of Trust for AdvisorShares Trust (the "Trust"), a statutory trust, is filed in accordance with the provisions of the Delaware Statutory Trust Act (12 Del. Code § 3801 et seq.) and sets forth the following: 1. The name of the trust is: AdvisorShares Trust 2. As required by Del. Code Ann. tit. 12 section 3807, one of the Trustees of the Trust has its principal place of business in the State of Delaware. As required by Del. Code Ann . tit. 12 section 3810, such Trustee's information is as follows: The Corporation Trust Company 1209 Orange Street Wilmington, Delaware 1980 I 3. The Trust is or will become prior to or within 180 days following the issuance of beneficial interests, a registered investment company under the Investment Company Act of 1940, as amended (15 U.S.C. §§ 80a-1 et seq.). 4. This certificate shall be effective upon filing. 5. Notice is hereby given that the Trust is a series Trust. The debts, liabilities, obligations and expenses incurred , contracted for or otherwise existing with respect to a particular series of the Trust shall be enforceable against the assets of such series only and not against the assets of the Trust generally. 6. The business of the Trust will be managed in accordance with the Trust's Agreement and Declaration of Trust as such document may be amended from time to time. 1-wA/2789630.2

IN WITNESS WHEREOF, the undersigned, as the Trustee of the Trust, has caused this Certificate of Trust to be duly executed as of this 30th day of July, 2007. By: /s/ Noah Hamman Name: Noah Hamman, Initial Trustee AdvisorsShares Trust 1-WN2789630.2